Exhibit 99.1

Eco Innovation Group’s Spruce Construction Segment Signs Deal to Eco-Renovate Major US Military Base

VAN NUYS, CA, January 26, 2022 - - Eco Innovation Group, Inc. (OTC: ECOX) ("ECOX" or the "Company"), an innovative company developing new technologies for green energy solutions, is pleased to announce that ECOX Spruce Construction, ECOX’s green construction subsidiary, has signed a construction services contract with an intermediary to conduct a renovation of commercial facilities at a U.S. military base in California.

Under the new contract, ECOX Spruce Construction will staff, administer, and manage all operational functions of the intermediary (Blueprint Construction) to fulfil its active contractor and subcontractor agreements.

Julia Otey-Raudes, the CEO of Eco Innovation Group, commented, “The eco-renovation market is booming right now, and we are excited to have market positioning that allows ECOX to capitalize on that blossoming trend and provide needed construction services to some of the many companies and organizations working to transform existing facilities into more eco-friendly and efficient operations.”

ECOX Spruce Construction, Inc., ECOX’s California corporation founded in January 2022, has applied for a General Contractor’s License in the state of California and has a non-binding LOI in place with Mr. Edgar E. Aguilar of Blueprint Construction for Mr. Aguilar to be the Responsible Managing Officer (RMO) of ECOX Spruce Construction. ECOX Spruce Construction is ECOX’s second green construction subsidiary, following the 2021 establishment of the Company’s Canadian construction company, Spruce Engineering and Construction of Alberta.

“ECOX is working on opportunities to install green technologies to bring powerful technology to market,” continued Otey-Raudes. “ECOX Spruce Construction is an important piece of that puzzle. We are in the process of ongoing negotiations with other recognizable major US brands for significant contracts in that capacity, and we look forward to announcing more details as soon as possible.”

About Eco Innovation Group

Eco Innovation Group was founded by Inventors and Business Professionals to help nurture and catalyze the most innovative and impactful products and services, and to deliver those innovations to the world, improving the quality of life in our communities and the world around us, while delivering value to our shareholders.

At ECOX, we are dedicated to developing and commercializing successful products. But we will never lose sight of the fact that we exist, first and foremost, to help people and improve life on the planet we all share. We take our Social Responsibility Contract seriously in all our endeavors. It is not only what we do. It is who we are. For more information, visit www.ecoig.com.

View the Company’s new video Here.

FORWARD-LOOKING STATEMENTS: This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for products and services of the company, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Corporate Contact:
Eco Innovation Group, Inc.
Julia.Otey@ecoig.com
www.ecoig.com

Public Relations:
EDM Media, LLC
https://edm.media